Exhibit 11.0


 BAB HOLDINGS, INC.
 3 MONTHS ENDED AUGUST 31, 1996 V. 3 MONTHS ENDED AUGUST 31, 1995
 AND 9 MONTHS ENDED AUGUST 31, 1996 V. 9 MONTHS ENDED AUGUST 31, 1995

                                                   3 Months         3 Months          9 Months         9 Months
                                                   8/31/96          8/31/95           8/31/96          8/31/95
                                                  -----------     ------------      ------------     ------------


 PRIMARY EPS
      Net income (loss)                            148,443.00       (91,434.00)       292,087.00      (215,620.00)
      Less pref. stock dividend                             -                -                 -        (4,000.00)
                                                  -----------     ------------      ------------     ------------
         Income (loss) applicable to common        148,443.00       (91,434.00)       292,087.00      (219,620.00)
                                                  ===========     ============      ============     ============

      Weighted average share o/s                    7,245,405        3,509,261         7,250,672        3,206,954

      Net income (loss) per common share          $    0.0205     $    (0.0261)     $     0.0403     $    (0.0685)



 FULLY DILUTIVE EPS

      Net income (loss)                            148,443.00       (91,434.00)       292,087.00      (215,620.00)
      Less pref. stock dividend                             -                -                 -        (4,000.00)
      Add back "as if" stock dividend                       -                -                 -         4,000.00
      Bond interest exp. on "as if" conv.                   -         6,525.00                -          6,525.00
                                                  ===========     ============      ============     ============
         Income (loss) applicable to common        148,443.00       (84,909.00)       292,087.00      (209,095.00)
                                                  ===========     ============      ============     ============

      Weighted average shares o/s                   7,648,941        3,523,094         7,337,226        3,443,407

      Net income (loss) per common share,
         fully diluted                            $    0.0194     $    (0.0241)     $     0.0398     $    (0.0607)

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